EXHIBIT 99.3

Summit Properties Inc.
309 East Morehead Street, Suite 200
Charlotte, North Carolina 28202

NOTICE OF CONSENT SOLICITATION AND EXCHANGE OFFER

     Summit Properties Inc. (“Summit”), the general partner of Summit Properties Partnership, L.P. (the “Partnership”), has enclosed for your review and consideration a consent solicitation/prospectus relating to (i) the merger of Summit with and into Camden Summit, Inc. (“Camden Summit”), a wholly owned subsidiary of Camden Property Trust (“Camden”), pursuant to the terms of an Agreement and Plan of Merger, dated as of October 4, 2004, among Camden, Camden Summit and Summit, as amended, (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “New Partnership Agreement”) and (iii) an offer to exchange (the “Exchange Offer”) each outstanding unit of limited partnership interest of the Partnership (the “Existing Units”), other than Summit’s, for $31.20 in cash or .6687 of a new unit to be issued pursuant to the terms of the New Partnership Agreement (the “New Units”).

     The proposals to approve the merger and the New Partnership Agreement are conditioned upon one another and the Exchange Offer is conditioned upon the completion of the merger. Each limited partner who owned Existing Units at the close of business on                    , 2004 can vote on these proposals.

     We request that you carefully read the consent solicitation/prospectus and complete the enclosed Consent Form and Election Form. In the event that you do not complete the Election Form and the proposals relating to the merger and the New Partnership Agreement are approved, each of your Existing Units will automatically be converted into .6687 of a New Unit at the closing of the Exchange Offer.

     Your Consent Form is due by 5:00 p.m., Eastern Time, on                    , 2005 and your Election Form is due by 4:00 p.m., Eastern Time, on                     , 2005, the date on which the Exchange Offer expires, unless the Exchange Offer is extended pursuant to the terms of the consent solicitation/prospectus. Any Election Form submitted pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Michael G. Malone
Senior Vice President, Secretary and
General Counsel of Summit Properties Inc.,
the general partner of Summit Properties
Partnership, L.P.

EACH VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND
RETURN YOUR CONSENT FORM AND YOUR ELECTION FORM.

     The board of directors of Summit, in its capacity as the general partner of the Partnership, unanimously recommends that limited partners vote FOR approval of the merger and FOR approval of the New Partnership Agreement.

CONSENT FORM

Name of Limited Partner	No. of Units Entitled to Vote

Part I: Please read the following:

     By signing below you will confirm that you are a partner of Summit Properties Partnership, L.P., a Delaware limited partnership (the “Partnership”).

     Reference is made to the Consent Solicitation/Prospectus, dated as of                                        , 2004 (the “Consent Solicitation”), provided to you by Summit Properties Inc. (“Summit”), the general partner of the Partnership, relating to (i) the merger of Summit with and into Camden Summit, Inc. (“Camden Summit”), a wholly owned subsidiary of Camden Property Trust (“Camden”), pursuant to the Agreement and Plan of Merger, dated as of October 4, 2004, among Camden, Camden Summit and Summit, as amended (the “Merger Agreement”), and (ii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “New Partnership Agreement”). The following proposals to approve the merger and the New Partnership Agreement are conditioned upon one another. By executing and returning this Consent Form, you will acknowledge receipt and review of the Consent Solicitation.

Part II: Please Initial or Check the appropriate box below (check only one for each proposal):

Proposal 1 - The Merger

☐	FOR —	The undersigned hereby CONSENTS to the merger of Summit with and into Camden Summit pursuant to the Merger Agreement, a copy of which is attached to the Consent Solicitation.

☐	AGAINST —	The undersigned DOES NOT CONSENT to the merger of Summit with and into Camden Summit.

Proposal 2 – The New Partnership Agreement

☐	FOR —	The undersigned hereby CONSENTS to the adoption of the New Partnership Agreement, a copy of which is attached to the Consent Solicitation, and hereby authorizes Summit to take whatever actions Summit deems necessary or appropriate as the general partner of the Partnership to effectuate the adoption of the New Partnership Agreement.

☐	AGAINST —	The undersigned DOES NOT CONSENT to the adoption of the New Partnership Agreement.

CONSENT FORM

Part III:	Please execute this Consent Form below and return it to American Stock Transfer & Trust Company (the “Exchange Agent”) by 5:00 p.m. Eastern Time, on , 2005.

If you consent to the adoption of the New Partnership Agreement, you should also execute the Limited Partner Signature Page to the New Partnership Agreement, which is attached to this Consent Form.

You should also review the Tax, Asset and Income Support Agreement and the Registration Rights Agreement, which are summarized in the Consent Solicitation and are also attached as annexes thereto. Subject to the completion of the merger, these agreements will provide limited partners with important rights that are in addition to the rights of limited partners under the terms of the New Partnership Agreement. You should consult with your own attorney and tax advisor to determine the impact of each such agreement on you.

In order to become a party to either of these agreements, you must execute the Signature Page to the Tax, Asset and Income Support Agreement and the Signature Page to the Registration Rights Agreement, each of which is attached to this Consent Form. Your executed signature pages should be returned to the Exchange Agent in the enclosed postage-paid envelope.

     IN WITNESS WHEREOF, the undersigned has executed this Consent Form on this day                     of                                       , 200                   .

Name:

Title:

ELECTION FORM

OFFER TO EXCHANGE EACH UNIT OF LIMITED PARTNERSHIP INTEREST (each an “Existing Unit”) OF SUMMIT PROPERTIES PARTNERSHIP, L.P. (the “Partnership”)

     FOR EITHER:

1) $31.20 IN CASH (the “Cash Consideration”); OR

2) .6687 OF A NEW UNIT OF LIMITED PARTNERSHIP INTEREST (each a “New Unit”) IN CAMDEN SUMMIT PARTNERSHIP, L.P. (the “New Partnership”)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS ELECTION FORM AND THE CERTIFICATE(S) REPRESENTING YOUR EXISTING UNITS MUST BE RECEIVED BY AMERICAN STOCK TRANSFER AND TRUST COMPANY (the “Exchange Agent”) BY 4:00 P.M., EASTERN TIME, ON                                       , 2005 (the “Exchange Offer Expiration Date”), UNLESS THE OFFER IS EXTENDED PURSUANT TO THE TERMS SET FORTH IN THE ENCLOSED CONSENT SOLICITATION/PROSPECTUS. DO NOT SEND CERTIFICATES REPRESENTING YOUR EXISTING UNITS TO THE PARTNERSHIP OR TO SUMMIT PROPERTIES INC., THE GENERAL PARTNER OF THE PARTNERSHIP (the “General Partner”).

Name of Limited Partner

Address:

1. YOUR ELECTION. (Please check the appropriate box and fill in the number of units exchanged, if applicable)

[   ] I hereby tender all of my Existing Units in exchange for New Units.

[   ] I hereby tender all of my Existing Units in exchange for $31.20 per unit in cash.

[   ] I hereby tender                                        of my Existing Units for New Units and                                        of my Existing Units for $31.20 per unit in cash.

IMPORTANT: To be effective, this Election Form along with the unit certificate(s) representing your related Existing Units, must be received by the Exchange Agent no later than the Exchange Offer Expiration Date. Deliveries made to addresses other than the address of the Exchange Agent set forth below will not constitute valid delivery and the Exchange Agent will have no responsibility for them.

METHOD OF DELIVERY

Mail or deliver this Election Form, together with the certificate(s) representing your related Existing Units, to the Exchange Agent at one of the addresses listed below:

BY MAIL, HAND OR OVERNIGHT DELIVERY:	BY FACSIMILE TRANSMISSION:	FOR CONFIRMATION ONLY TELEPHONE:
American Stock Transfer and Trust Company	For Eligible Institutions Only:	(800) 937-5449
59 Maiden Lane	(718) 234-5001	(718) 921-8200
New York, NY 10038

YOU MAY CHOOSE ANY METHOD TO DELIVER THE ELECTION FORM AND UNIT CERTIFICATE(S). HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL UNIT CERTIFICATES. DELIVERY OF CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

2. LIMITED PARTNER INFORMATION. TO BE COMPLETED ONLY IF THIS INFORMATION HAS CHANGED.

Type or print your name(s) exactly as it should appear on your account. Include the name and address of the trustee, custodian or administrator when applicable.

ALL CHECKS AND CORRESPONDENCE WILL GO TO THIS ADDRESS
UNLESS ANOTHER ADDRESS IS LISTED IN SECTION 3 BELOW.

Individual or Entity Name:

Joint Tenant Name (if any):

Street Address:

City:                                                              State:                      Zip Code:

Telephone Number                      —                      —

State of residence (IRA and Keogh accounts: state of residence of plan beneficiary; all others, state of residence of limited partner):

3. ADDITIONAL MAILING ADDRESS. TO BE COMPLETED ONLY IF THIS INFORMATION HAS CHANGED SINCE    , 2004. If you would like mailings sent to an address other than the address specified in Section 2 above, please fill in below (recommended for IRA accounts).

Name(s)

Address

City:                                                              State:                      Zip Code:

4. LIMITED PARTNER CERTIFICATIONS FOR EXCHANGE OF EXISTING UNITS.

I hereby certify that:

I am the owner of Existing Units in the Partnership listed above. I hereby exchange all or a portion of my Existing Units, as described in Section 1 above, in exchange for that number of New Units or cash, determined as set forth above, upon the terms and conditions set forth in the Consent Solicitation/Prospectus, which accompanies this Election Form. The Consent Solicitation/Prospectus, together with this Election Form, constitutes the “Exchange Offer.” I hereby certify that a copy of the Consent Solicitation/Prospectus, as amended and or supplemented to date, relating to (i) the merger of the General Partner with and into Camden Summit, Inc. (“Camden Summit”), a wholly owned subsidiary of Camden Property Trust (“Camden Property Trust”, and together with Camden Summit, “Camden”), pursuant to an Agreement and Plan of Merger, dated as of October 4, 2004, among Camden Property Trust, Camden Summit and the General Partner, as amended (the “Merger Agreement”), (ii) the Second Amended and Restated Agreement of Limited Partnership of the New Partnership and (iii) the Exchange Offer, has been delivered to and received by me.

I ACKNOWLEDGE THAT THIS ELECTION FORM IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THE CONSENT SOLICITATION/PROSPECTUS. I CERTIFY THAT I AM NOT RELYING ON ANY STATEMENTS, PROMISES OR REPRESENTATIONS, WHETHER ORAL OR WRITTEN, EXCEPT THOSE SET FORTH IN THE CONSENT SOLICITATION/PROSPECTUS AND THIS ELECTION FORM.

I hereby represent and warrant that I have full power and authority to exchange my Existing Units, and that Camden will acquire good title to my Existing Units, free and clear of any adverse claim. Upon request, I will execute and deliver any additional documents necessary to complete the exchange of my Existing Units in accordance with the terms of the Exchange Offer. In the event of my death or incapacity, all authority and obligation shall be placed with my heirs, personal representatives and successors. Except as stated in the Exchange Offer, this exchange by me is irrevocable.

I hereby represent and warrant that I have read and agree to all of the terms of the Exchange Offer. I understand that my exchange of Existing Units pursuant hereto will constitute my acceptance of the terms and conditions of the Exchange Offer, and that Camden’s acceptance of my properly tendered Existing Units will constitute a binding agreement between Camden and me regarding the exchange of my Existing Units for New Units or cash, determined as set forth above, upon the terms and subject to the conditions of the Exchange Offer.

I acknowledge that, under certain circumstances set forth in the Exchange Offer, Camden may terminate the Exchange Offer or may postpone the acceptance of Existing Units in exchange for the issuance of New Units or cash, or may not be required to accept any of the Existing Units exchanged hereby.

BACKUP WITHHOLDING AND SUBSTITUTE FORM W-9

Each person exchanging Existing Units is required to provide a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is provided below, and to indicate, if applicable, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her social security number. If the correct TIN is not provided, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the form may subject such person to 28% federal income tax withholding on any payment. This form may be used to certify that such person is not a United States citizen or resident. Exempt limited partners (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements and should write “Exempt” on the face of the Substitute Form W-9. However, such limited partners should also provide a TIN to avoid erroneous backup withholding.

SUBSTITUTE FORM W-9

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part I — PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No. (if awaiting TIN write “Applied for” and check the box in Part III)

Payer’s Request for Taxpayer Identification Number (TIN)	Part II — For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.	Part III Awaiting TIN:	[ ]

Certification: Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

PLEASE SIGN HERE F	Signature	Date

5. SIGNATURE(S) TO ELECTION FORM (INCLUDING LIMITED PARTNER CERTIFICATIONS AND SUBSTITUTE FORM W-9 IN SECTION 4).

NOTE: THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X	/ /
Authorized Signature of Limited Partner	Date

X	/ /
Authorized Signature of Limited Partner (if more than one)	Date

IMPORTANT: If any checks are to be issued as payment for cash consideration and/or new units are to be issued in a name different from that appearing on the face of the surrendered unit certificate(s), the unit certificate(s) must be properly endorsed by the registered holder(s) thereof or the signature(s) to the endorsement on the unit certificate must be guaranteed by a commercial bank or trust company located in the United States or by a firm of brokers having membership in a national securities exchange and the box below must be completed.

SIGNATURE(S) GUARANTEED (IF APPLICABLE)

Unless the unit certificate(s) are tendered by the registered holder(s) of the Existing Units, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in this Section 5 must be guaranteed by an Eligible Institution.

Name of Firm

Address of Firm — Please Print

Authorized Signature

RETURN OR DELIVER THIS ELECTION FORM (AND THE CERTIFICATE(S) REPRESENTING YOUR EXISTING UNITS) ON OR BEFORE THE EXCHANGE OFFER EXPIRATION DATE, WHICH IS 4:00 P.M., EASTERN TIME ON                                       , 2005, UNLESS EXTENDED, IN THE ENCLOSED PREPAID SELF-ADDRESSED ENVELOPE.

If you have any questions about the Exchange Offer please contact:

Summit Properties Partnership, L.P.
c/o Summit Properties Inc.
309 East Morehead Street, Suite 200
Charlotte, North Carolina 28202
Attention: Investor Relations
Telephone: (704) 334-3000

LIMITED PARTNER SIGNATURE PAGE

     The undersigned, desiring to become one of the within named Limited Partners of Camden Summit Partnership, L.P., hereby becomes a party to the Second Amended and Restated Agreement of Limited Partnership of Camden Summit Partnership, L.P. by and among Camden Summit, Inc. and such Limited Partners, dated as of                                       , 2005. The undersigned agrees that this signature page may be attached to any counterpart of said Agreement of Limited Partnership.

Signature line for Limited Partner:

Name:

Address of Limited Partner:

SIGNATURE PAGE TO

TAX, ASSET AND INCOME SUPPORT AGREEMENT

     The undersigned, desiring to become one of the within named Summit Limited Partners, hereby becomes a party to the Tax, Asset and Income Support Agreement, by and among Camden Property Trust, Camden Summit, Inc., Camden Summit Partnership, L.P. and such Summit Limited Partner, dated as of                                                          , 2005. The undersigned Holder agrees that this signature page may be attached to any counterpart of said Tax, Asset and Income Support Agreement.

Signature line for Summit Limited Partner:

Name:

Address of Summit Limited Partner:

SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

     The undersigned, desiring to become one of the within named Holders, hereby becomes a party to the Registration Rights Agreement, by and among Camden Property Trust and such Holder, dated as of                                                          , 2005. The undersigned Holder agrees that this signature page may be attached to any counterpart of said Registration Rights Agreement.

Signature line for Holder:

Name:

Address of Holder: